SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2014

STERLING BANCORP
(Exact Name of Registrant as Specified in Charter)

    Delaware          001-35385      80-0091851
(State or Other Jurisdiction)    (Commission File No.)    (I.R.S. Employer
of Incorporation) Identification No.)

400 Rella Boulevard, Montebello, New York                          10901
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:    (845) 369-8040

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On April 30, 2014, Sterling Bancorp (the “Company”) sent a redemption notice to The Bank of New York Mellon, the Property Trustee for Sterling Bancorp Trust I, which will result in the redemption on Sunday, June 1, 2014 of all 8.375% Cumulative Trust Preferred Securities issued by Sterling Bancorp Trust I (CUSIP-85916B208) at a redemption price equal to 100% of the liquidation amount of the securities ($10 per security) plus accumulated and unpaid distributions to the redemption date. In accordance with the terms of the securities, because the redemption date occurs on a date other than a business day, payment of the redemption price on each security will occur on Monday, June 2, 2014 (without any accumulation of, or payment for, any distributions or interest during the time from the redemption date until Monday, June 2, 2014). The Company issued a press release announcing the redemption of these securities on April 30, 2014. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

Exhibit No.	Description
99.1	Press release dated April 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STERLING BANCORP

DATE: April 30, 2014	By:/s/ Luis Massiani
Luis Massiani
Executive Vice President and
Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated April 30, 2014